Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

hopTo Inc.

Campbell, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177069, 333-156299, 333-145284, and 333-40174), Registration Statement on Form S-1 (No. 333-206861), Post-Effective Amendment No. 4 to Registration Statement on Form S-1 (No. 333-177073), Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (No. 333-190681), and Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-193666) of hopTo Inc. of our report dated April 7, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Macias Gini & O’Connell LLP

Walnut Creek, California

April 7, 2017